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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
January 11, 2013
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The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11605	95-4545390
(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California	91521
(Address of principal executive offices)	(Zip Code)
(818) 560-1000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) The Company has adopted a new form of agreement for the award of Performance-Based Stock Units to executive officers. The material terms of the new performance-based stock unit award agreement are substantially the same as the prior stock unit agreement that applied to such awards, except that the performance test has been changed so that one half of the units will vest three years after the grant date subject to a test based on total shareholder return relative to the performance of the S&P500 over three years and the other one half will be subject to a test based on earnings per share over three years relative to the performance of the S&P500. Under each test, the number of units that vest will depend on the Company's percentile rank for each performance measure relative to the S&P500, as shown below:

The new form of stock unit award agreement is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit 10.1	Form of Performance-Based Stock Unit Award Agreement (Three-Year Vesting subject to Total Shareholder Return Test/EPS Growth Test/Section 162(m) Vesting Requirement)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: January 11, 2013